UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	20-2868245
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class B common stock, par value $0.01 per share, and related preferred share purchase rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter) or Item 202 of Regulation S-B (§228.202 of this chapter), as applicable.

The description of the Registrant’s Class B common stock, par value $0.01 per share, and the associated Series A junior participating preferred stock purchase rights, which will trade together with the Class B common stock until the occurrence of certain events, is set forth under “Description of Capital Stock” in the Registrant’s prospectus (File No. 333-125574) filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on November 22, 2005 under the Securities Act of 1933 and which is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered.  Accordingly, the following documents are filed as exhibits to this registration statement:

1.

Amended and Restated Certificate of Incorporation of Tronox Incorporated (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

2.

Amended and Restated Bylaws of Tronox Incorporated (incorporated by reference to Exhibit 3.2 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

3.

Rights Agreement, dated as of November 7, 2005 between Tronox Incorporated and UMB Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 7, 2005).

4.

Form of Specimen Certificate of Registrant’s Class B Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s registration statement on Form S-1, filed with the Securities and Exchange Commission on October 24, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	TRONOX INCORPORATED

Date	March 13, 2006

By	/s/ Thomas W. Adams
Name: Thomas W. Adams
Title: Chief Executive Officer